EMPLOYMENT AGREEMENT
                              ---------- ---------


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 5th day of September, 1996 between Tel-Save, Inc. ("Company"), a Pennsylvania corporation and a wholly-owned subsidiary of Tel-Save Holdings, Inc. ("Holdings"), and Edward B. Meyercord, III ("Employee").

                              Preliminary Statement
                              ----------- ---------

         WHEREAS, Company desires to employ Employee, and Employee desires to be employed by Company; and

         WHEREAS, Company and Employee desire to enter into this Agreement which sets forth the terms and conditions of said employment.

         1. Employment. Company agrees to employ Employee, and Employee accepts such employment and agrees to serve Company, on the terms and conditions set forth herein. Except as otherwise specifically provided herein, Employee's employment shall be subject to the employment policies and practices of Company in effect from time to time during the Term of Employee's employment hereunder (including without limitation its practices as to reporting and withholding).

         2. Term of Agreement. The term of Employee's employment hereunder shall commence on October 1, 1996 (the "Effective Date") and shall continue in effect for a period of five years thereafter, except as hereinafter provided ("Term").

         3. Position and Duties. Except as may otherwise be agreed upon between Company and Employee, Employee shall perform such duties and responsibilities of Executive Vice President-Marketing and Corporate Developments or such duties and responsibilities as may be reasonably assigned or delegated to him from time to time, including without limitation service as an employee, officer or director of Company and affiliates of Company without additional compensation. References in this Agreement to Employee's employment with Company shall be deemed to refer to employment with Company or an affiliate. Employee shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. Employee shall devote substantially all of his working time and efforts to the business and affairs of Company; provided, however, that nothing in this Agreement shall preclude the Employee from (i) engaging in charitable activities and community affairs and (ii) managing his personal investments and affairs.

         4. Compensation and Related Matters.

                  4.1 Base Salary. During the Term of his employment hereunder, Company shall pay to Employee an annualized base salary of not less than $210,000, subject to review from time to time by Company's Board of Directors ("Base Salary"). Base Salary shall be paid in accordance with Company's usual and customary payroll practices.

                  4.2 Benefit Plans and Arrangements. Employee shall be entitled to participate in and to receive benefits under Company's employee benefit plans and arrangements (including bonus plans) as are made available to the Company's senior executives in effect during the Term of his employment hereunder, which may be altered from time to time at the discretion of Company.

                  4.3 Perquisites. During the Term of his employment hereunder, Employee shall be entitled to receive fringe benefits as are made available to the Company's senior executives.

                  4.4 Expenses. Company shall promptly reimburse Employee for all normal out-of-pocket expenses related to Company's business that are actually paid or incurred by him in the performance of his services under this Agreement and that are incurred, reported and documented in accordance with Company's policies. In addition, during the Term of his employment hereunder, the Company agrees to provide Employee with an automobile, as the Company shall determine, and the Company shall keep such automobile fully insured in accordance with the Company's practices for similarly situated employees.

                  4.5 Relocation of Employee.

                           (a) The  Company   shall  pay  Employee's  reasonable
moving expenses incurred in connection with Employee's move from his current residence in Ridgewood, New Jersey ("Old Residence") to a new residence in either the Princeton, New Jersey or New Hope, Pennsylvania areas ("New Residence"). Employee shall obtain the Company's prior approval for any single moving expenditure in excess of $1,000.

                           (b)      (i)     Subject to the limitation in Section
4.5(b)(iv), upon the consummation of the sale of Employee's Old Residence, the Company agrees to pay Employee the amount of money equal to the difference between the purchase price that Employee paid for such residence and the sale price that Employee received in connection with the sale of such residence.

                                    (ii)    Subject to the limitation in Section
4.5(b)(iv), in the event that and so long as the Employee owns both a New Residence and his Old Residence during the period commencing on the date hereof and terminating nine months thereafter ("Transition Period"), the Company shall reimburse the Employee for the greater of (i) his monthly mortgage for his New Residence and (ii) his monthly mortgage payment for his Old Residence, provided, however, that the Company shall reimburse the Employee only for one such mortgage payment each month during the Transition Period.

                                    (iii)   Subject to the limitation of Section
4.5(b)(iv), to the extent that Employee has not purchased the New Residence, the Company shall provide the Employee with a two-bedroom rental residence, as the Company shall determine during the Transition Period.

                                    (iv)    Notwithstanding the  foregoing,  the
Company's aggregate liability to Employee pursuant to this Section 4.5(b) shall not exceed fifty thousand dollars ($50,000.00).

                  4.6 Stock Options. (a) Employee shall be granted an option to purchase 400,000 shares of common stock of Holdings (the "Option") in accordance with the Stock Option Agreement attached hereto as Exhibit A. The Option shall have an exercise price equal to $22.25 which is equal to the fair market value of the common stock of Holdings on the date hereof. The Option shall be subject to and conditional upon the Option receiving (i) the approval of the Board of Directors of Holdings and (ii) the affirmative vote of a majority of all outstanding shares of Holdings at the next annual meeting of the stockholders of Holdings ("Stockholder Approval") and the Option shall be null and void if such approval is not obtained. The Option shall be exercisable in installments, as follows: (i) 133,333 shares of common stock may be purchased on the first anniversary of the date hereof, (ii) 133,333 shares of common stock may be purchased on the second anniversary of the date hereof and (iii) 133,334 shares of common stock may be purchased on the third anniversary of the date hereof.

                                       (b) Company   agrees  to  file  with  the
Securities and Exchange Commission a Registration Statement on Form S-8 (or if unavailable, a registration statement on Form S-3) to register the shares issuable upon exercise of the Option under the Securities Act of 1933 ("Securities Act") and any applicable state securities or "Blue Sky" laws on or before the first anniversary of the date hereof. Notwithstanding the foregoing, the Company shall be entitled to postpone for a reasonable period of time the filing or the effectiveness of such registration statement if the Board of Directors of the Company shall determine in good faith that such filing or effectiveness would be materially detrimental to the Company's business interest.

                  4.7 Signing Bonus. In consideration of Employee's Agreement to become employed by Company, Company shall pay Employee $400,000 at the signing hereof.

                  4.8 Change of Control. In the event of a "change in control" of Holdings occurs, Employer shall pay Employee an amount equal to the difference between $2,000,000 and the sum of (a) the aggregate "spread" upon the Employee's prior exercise(s) of the Option, if any, and (b) the amount of the spread on the Option on the date of the change in control, if any, assuming Employee exercised the Option. For purposes of this paragraph 4.8: (A)

"change in control" of Holdings shall have been deemed to occur if (z) Daniel Borislow ceases for any reason to be Chairman of the Board and Chief Executive Officer of Holdings and the Company or (y) any of the events listed in paragraph 2(a) of the Option shall have occurred; provided, however, that the foregoing shall not apply to a change in status of Daniel Borislow in connection with any transaction or series of transactions currently referred to by the Company as "Project Vineyard" so long as Daniel Borislow retains the title of either Chairman of the Board or Chief Executive Officer of Holdings and the Company thereafter; and (B) "spread" means the difference between the fair market value (which shall be deemed to be the closing price of the common stock of Holdings on the relevant date) of the shares with respect to which the Option is exercised and the aggregate exercise price paid.

         5. Termination. The Term of Employee's employment hereunder may be terminated under the following circumstances:

                  5.1 Death. The Term of Employee's employment hereunder shall terminate upon his death.

                  5.2 Disability. Company may terminate the Term of Employee's employment hereunder as a result of Employee's physical or mental incapacity in accordance with Company's disability policy.

                  5.3 Cause. (a) Upon written notice, Company may terminate the Term of Employee's employment hereunder for Cause. For purposes of this
Agreement, Company shall have "Cause" to terminate Employee's employment hereunder upon (i) material breach of any material provision of this Agreement;
(ii) willful misconduct as an employee of Company in connection with misappropriating any funds or property of Company or attempting to willfully obtain any personal profit from any transaction in which Employee has an interest which is adverse to the interests of Company; or (iii) gross neglect or unreasonable refusal to perform the duties assigned to Employee under or pursuant to this Agreement.

                  5.4      By Employee.

                           (i)      Employee  may  terminate  the  Term  of  his
employment hereunder upon sixty days prior written notice to Company, provided that, upon the giving of such notice by Employee, Company may establish an earlier date for the termination of the Term and such termination under this
Section 5.4.

                           (ii)     Employee  may terminate employment hereunder
for Good Reason immediately and with notice to Company. "Good reason" for termination by Employee shall include, but is not limited to, the following:

                                           (a) Material  breach of any provision
of this Agreement by Company, which breach shall not have been cured by Company within thirty (30) days of receipt of written notice of said material breach;

                                           (b) Failure  to maintain  Employee in
a position commensurate with that referred to in Section 3 of this Agreement; or

                                           (c) The assignment to Employee of any
duties inconsistent with the Employee's position, authority, duties or responsibilities as contemplated by Section 3 of this Agreement, or any other action by Company which results in a diminution of such position, authority, duties or responsibilities.

                  5.5 Without Cause. Company may otherwise terminate the Term of Employee's employment at any time upon written notice to Employee.

         6. Compensation In the Event of Termination. In the event that the Employee's employment pursuant to this Agreement terminates prior to the end of the Term of this Agreement, the Company shall pay the Employee compensation as set forth below:

                  6.1 By Employee for Good Reason; By Company Without Cause. In the event that the Employee's employment hereunder is terminated: (i) by the Employee for good reason or (ii) by the Company without Cause, then (A) the Company shall continue to pay and provide Employee his compensation and benefits as set forth in Section 4 in the same manner as before termination, and for a period of time ending on the earlier of the date when the Term of this Agreement would otherwise have expired in accordance with Section 2 of this Agreement and the second anniversary of the date of such termination and (B) fifty percent (50%) of the outstanding stock options granted to Employee which are unvested shall immediately vest and Employee shall have the right to exercise any vested stock options during the period ending on the second anniversary of the date of such termination or for the remainder of the exercise period; if less.

                  6.2 By Company for Cause; By Employee Without Cause. In the event that the Company shall terminate the Employee's employment hereunder for Cause pursuant to Section 5.3 hereof or Employee shall terminate his employment hereunder without Good Reason, all compensation and benefits, as specified in
Section 4 of this Agreement, heretofore payable or provided to the Employee shall cease to be payable or provided, except for salary and benefits which may have been earned and are due and payable but which have not been paid as of the date of termination and reimbursements for expenses which may have been incurred, reported and documented but which have not been paid as of the date of termination.

                  6.3 Death. In the event of Employee's death the Company shall not be obligated to pay Employee or his estate or beneficiaries any compensation except for salary and benefits which may have been earned and are due and payable but which have not been paid as of the date of termination and reimbursements for expenses which may have been incurred, reported and documented but which have not been paid as of the date of termination; provided, however, that upon termination due to death, all outstanding stock options granted to the Employee which are unvested shall immediately vest and the Employee's estate or beneficiaries as the case may be, shall have the right to exercise any vested stock options during the period ending on the second anniversary of the date of such termination or, for the remainder of the exercise period, if less.

                  6.4 Disability. In the event of Employee's disability, the Company shall not be obligated to pay Employee or his estate or beneficiaries any compensation except for: (a) salary and benefits which may have been earned and are due and payable but which have not been paid as of the date of termination; (b) reimbursement for expenses which may have been incurred, reported and documented but which have not been paid as of the date of termination; and (c) the Company, at its option, either will pay Employee (i) $36,000 per year until Employee reaches the age of 65 or (ii) a lump sum equal to the present value of the amount to be paid pursuant to Section 6.4(c)(i) above. Upon termination due to disability fifty percent (50%) of the outstanding stock options granted to the Employee which are unvested shall immediately vest and the Employee or his estate or beneficiaries, as the case may be shall have the right to exercise any vested stock options during the period ending on the second anniversary of the date of such termination or for the remainder of the exercise period, if less.

                  6.5 No Mitigation. In the event of any termination of employment under Section 5, the Employee shall be under no obligation to seek other employment; provided, however, to the extent that Employee does obtain other employment subsequent to the termination of Employee's employment hereunder, Company's obligations under this Agreement shall terminate.

         7. Unauthorized Disclosure. Employee shall not, without the prior written consent of Company, disclose or use in any way, either during the Employee's employment with Company or thereafter, except as required in the course of such employment, any confidential business or technical information or trade secret acquired in the course of such employment, whether or not conceived of or prepared by him, which is related to any service or business of Company or any Company affiliate; provided, that the foregoing shall not apply to (i) information which is not unique to the Company or which is generally known to the industry or the public other than as a result of Employee's breach of this covenant, (ii) information known to the Employee prior to the Effective Date, or
(iii) information which Employee is required to disclose to or by any governmental or judicial authority; provided, however, if Employee should be required in the course of judicial or administrative proceedings to disclose any information Employee shall give Company prompt written notice thereof so that Company may seek an appropriate protective order and/or waive in writing compliance with the confidentiality provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver by the Company, Employee is nonetheless, in the written opinion of its counsel, compelled to disclose information to a court or tribunal or otherwise stand liable for contempt or suffer other serious censure or penalty, Employee may disclose such information to such court or tribunal without liability to any other party hereto.

         8. Tangible Items. All files, records, documents, manuals, books, forms, reports, memoranda, studies, data, calculations, recordings, correspondence, in whatever form they may exist, and all copies, abstracts and summaries of the foregoing and all physical items related to the business of Company and its affiliates, other than merely personal items, whether of a public nature or not, and whether prepared by Employee or not, are and shall remain the exclusive property of Company and its affiliates and shall not be removed from their premises, except as required in the course of employment by Company, without the prior written consent of Company, and the same shall be promptly returned by Employee on the termination of Employee's employment with Company or at any time prior thereto upon the request of Company.

         9. Inventions and Patents. Employee agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to Company's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by or at the direction of Employee while employed by Company will be owned by Company. Employee also agrees to promptly perform all reasonable actions (whether before, during or after the Term) necessary to establish and confirm such ownership (to the extent of such ownership).

         10. Certain Restrictive Covenants. For a period ending six (6) months after the earlier of the Employee's termination of employment hereunder or the Term Employee agrees that, he will not act either directly or indirectly as a partner, officer, director, substantial stockholder or employee, or render advisory or other services for, or in connection with, or become interested in, or make any substantial financial investment in any firm, corporation, business entity or business enterprise competitive with the business of Company, except with the express written consent of the Board of Directors of Company. Employee further agrees that in the event of the termination of his employment under
Section 5, for a period of one year thereafter, he will not employ or offer to employ, call on, solicit, actively interfere with Company's or any Company affiliate's relationship with, or attempt to divert or entice away, any employee of Company or any Company affiliate.

         11. Employee Representations. Employee hereby represents and warrants to Company that (i) the execution, delivery and performance of this Agreement by Employee does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which he is bound, (ii) except as disclosed to Company in writing prior to the execution of this Agreement, Employee is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, and (iii) upon the execution and delivery of this Agreement by Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms.

         12. Company Representations. The Company represents and warrants (i) that it is duly authorized and empowered to enter into this Agreement, (ii) that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization and (iii) upon the execution and delivery of this Agreement by the Employee, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance in accordance with its terms.

         13. Remedies. Employee acknowledges that the restrictions and agreements contained in this Agreement are reasonable and necessary to protect that legitimate interests of Company, and that any violation of this Agreement will cause substantial and irreparable injury to Company that would not be quantifiable and for which no adequate remedy would exist at law and agrees that injunctive relief, in addition to all other remedies, shall be available therefor.

         14. Effect of Agreement on Other Benefits. Except as specifically provided in this Agreement, the existence of this Agreement shall not be interpreted to preclude, prohibit or restrict the Employee's participation in any other employee benefit or other plans or programs in which he currently participates.

         15. Rights of Executive's Estate. If the Employee dies prior to the payment of all amounts due and owing to him under the terms of this Agreement, such amounts shall be paid to such beneficiary or beneficiaries as the Employee may have last designated in writing filed with the Secretary of the Company or, if the Employee has made no beneficiary designation, to the Employee's estate. Such designated beneficiary or the executor of his estate, as the case my be, may exercise all of the Employee's rights hereunder. If any beneficiary designated by the Employee shall predecease the Employee, the designation of such beneficiary shall be deemed revoked, and any amounts which would have been payable to such beneficiary shall be paid to the Employee's estate. If any designated beneficiary survives the Employee, but dies before payment of all amounts due hereunder, such payments shall, unless the Employee has designated otherwise, be made to such beneficiary's estate. In the event of the Employee's death or judicial determination of his incompetence, reference in this Agreement to the Employee shall be deemed where appropriate, to refer to his beneficiary, estate or other legal representative.

         16. Severability. It is the intent and understanding of the parties hereto that if, in any action before any court or agency legally empowered to enforce this Agreement, any term, restriction, covenant, or promise is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant, or promise shall not thereby be terminated but that it shall be deemed modified to the extent necessary to make it enforceable by such Court or agency and, if it cannot be so modified, that it shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such modification or amendment in any event to apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.

         17. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when received if delivered in person or by overnight courier or if mailed by United States registered mail, return receipt requested, postage prepaid, to the following addresses:

         If to Employee:

         Mr. Edward B. Meyercord, III
         202 Mountain Avenue
         Ridgewood, New Jersey 07450

         If to Company:

         Tel-Save, Inc.
         6805 Route 202
         New Hope, Pennsylvania 18938
         Attn: President

Either party may change its address for notices by written notice to the other party in accordance with this Section 17.

         18. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of this

Agreement shall be governed by the laws of Pennsylvania relating to contracts made and to be performed entirely therein.

         19.  Headings.   The  headings  in  this  Agreement  are  inserted  for
convenience only and shall have no significance in the interpretation of this Agreement.

         20. Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, personal representatives and successors, including without limitation any affiliate to which Company may assign this Agreement. Employee may not assign or transfer his rights to compensation and benefits, except by will or operation of law and, except as provided in Section 15 above.

         21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first written above.

Tel-Save, Inc.



By:
   ------------------------------
   Daniel Borislow
   Chairman and Chief Executive Officer



---------------------------------
Edward B. Meyercord, III